EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the Registration Statements of Jacuzzi Brands, Inc. listed below of our reports dated December 8, 2005, with respect to the consolidated financial statements of Jacuzzi Brands, Inc. Jacuzzi Brands, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jacuzzi Brands, Inc., included in this Annual Report on Form 10-K for the year ended September 30, 2005.

•	Registration Statement No. 333-84461 on Form S-3, as amended, dated August 17, 1999 and related Prospectus

•	Registration Statement No. 333-111479 on Form S-4, as amended, dated January 9, 2004 and related Prospectus

•	Registration Statement No. 333-47101 on Form S-4, as amended, dated May 13, 1998 and related Joint Proxy Statement/ Prospectus

•	Registration Statement No. 333-70537 on Form S-4, as amended, dated June 10, 1999 and related Prospectus

•	Registration Statement No. 333-112881 on Form S-8 dated February 17, 2004 and related Prospectus

•	Registration Statement No. 333-30976 on Form S-8 dated February 23, 2000

•	Registration Statement No. 333-56675 on Form S-8 dated June 12, 1998

•	Registration Statement No. 333-56615 on Form S-8 dated June 11, 1998

/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
December 8, 2005

101